UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
NuVasive, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2006
GENERAL
OUTSTANDING SECURITIES AND QUORUM
PROXY VOTING
REVOCATION OF PROXY
SOLICITATION AND COSTS
BOARD OF DIRECTORS
NOMINEES AND CONTINUING DIRECTORS
DIRECTOR NOMINATION
DIRECTOR COMPENSATION
BOARD MEETINGS AND COMMITTEES
COMMUNICATIONS WITH DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CODE OF ETHICS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG NUVASIVE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ MEDICAL EQUIPMENT INDEX
PROPOSAL 1 — ELECTION OF DIRECTORS
PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
STOCKHOLDERS SHARING THE SAME ADDRESS
STOCKHOLDER PROPOSALS FOR ANNUAL MEETING TO BE HELD IN 2007

NOTICE OF Annual Meeting Of Stockholders

To Be Held May 24, 2006

The Annual Meeting of Stockholders of NuVasive, Inc. (the “Company”) will be held on May 24, 2006 at 8:00 AM local time at NuVasive’s corporate offices located at 4545 Towne Centre Court, San Diego, California 92121 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect two Class II directors to hold office until the 2009 Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 5, 2006 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Alexis V. Lukianov
Chief Executive Officer and Chairman of the Board

San Diego, California
April 24, 2006

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

NuVasive, Inc.
4545 Towne Centre Court
San Diego, CA 92121
(858) 909-1800

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2006

GENERAL

NuVasive, Inc. (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 24, 2006, at 8:00 AM local time, at NuVasive’s corporate offices located at 4545 Towne Centre Court, San Diego, California 92121, and at any adjournments or postponements thereof (the “Annual Meeting”). These materials were mailed to stockholders on or about April 24, 2006.

OUTSTANDING SECURITIES AND QUORUM

Only holders of the Company’s common stock as of the close of business on April 5, 2006 (the “Record Date”) are entitled to notice of, and to vote at the Annual Meeting. Stockholders who hold shares of the Company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of April 5, 2006, there were 33,062,321 shares of common stock outstanding.

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

PROXY VOTING

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board of Directors listed on the proxy card and in this Proxy Statement and for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this

Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Under Delaware law and the Company’s Amended and Restated Certificate of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

REVOCATION OF PROXY

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 4545 Towne Centre Court, San Diego, CA 92121 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

SOLICITATION AND COSTS

The proxy card accompanying this Proxy Statement is solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers, banks and other fiduciaries that hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

BOARD OF DIRECTORS

The name, age and year in which the term expires of each member of the Board of Directors of the Company is set forth below:

			Term Expires on the
			Annual Meeting held in
Name	Age	Position	the Year

Alexis V. Lukianov	50	Chairman of the Board and Chief Executive Officer	2007
Jack R. Blair	63	Audit Committee and Nominating and Corporate Governance Committee (Chairperson)	2007
James C. Blair, Ph.D.	66	Compensation Committee (Chairperson) and Nominating and Corporate Governance Committee	2007
Peter C. Farrell, Ph.D., AM	63	Nominating and Corporate Governance Committee	2006
Lesley H. Howe	61	Audit Committee (Chairperson)	2006
Robert J. Hunt	57	Audit Committee and Compensation Committee	2008
Hansen A. Yuan, M.D.	62	Compensation Committee and Nominating and Corporate Governance Committee	2008

At the Annual Meeting, the stockholders will vote on the election of Peter C. Farrell, Ph.D., AM and Lesley H. Howe as Class II directors to serve for a three-year term until the annual meeting of stockholders in 2009 and until their successors are elected and qualified. All directors will hold office until the annual meeting of stockholders at which their terms expire and the election and qualification of their successors. Any proxy granted with respect to the Annual Meeting cannot be voted on for greater than two nominees.

NOMINEES AND CONTINUING DIRECTORS

The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:

Alexis V. Lukianov

Alexis V. Lukianov has served as our President, Chief Executive Officer, and as one of our directors since July 1999, and as Chairman of our board of directors since February 2004. Mr. Lukianov has over 20 years of experience in the orthopedic industry with 15 years in senior management. From April 1996 to April 1997, Mr. Lukianov was a founder of and served as Chairman of the Board and Chief Executive Officer of BackCare Group, Inc., a spine physician practice management company. From January 1990 to October 1995, Mr. Lukianov held various positions with Sofamor Danek, Inc., a developer and manufacturer of medical devices to treat disorders of the cranium and spine, and a subsidiary of Medtronic, Inc., a publicly traded medical technology company, and various of its predecessor entities, including as Vice President, Marketing, Senior Vice President, Sales and Marketing, Executive Vice President, Global Corporate Development and President.

Jack R. Blair

Jack R. Blair has served as a member of our board of directors since August 2001. From 1980 until his retirement in 1998, Mr. Blair served in various capacities with Smith & Nephew plc and Richards Medical Company, which was acquired by Smith & Nephew in 1986, most recently as group president of its North and South America and Japan operations from 1986 to 1998. From 1982 to 1986, he held the position of President of Richards

Medical Company. Mr. Blair currently serves as chairman of the board of directors of dj Orthopedics, Inc., a medical device company. He also serves as a director of a privately-held orthopedic company and a privately-held specialty chemicals company. Additionally, Mr. Blair serves as a director/trustee of the open-end and closed-end funds in the Regions Morgan Keegan funds complex; three of these funds, RMK High Income Fund Inc., RMK Advantage Income Fund, Inc. and RMK Strategic Income Fund Inc., are publicly traded investment companies. Mr. Blair holds a B.A. in Government from Miami University and an M.B.A. from the University of California, Los Angeles.

James C. Blair, Ph.D.

James C. Blair, Ph.D. has served as a member of our board of directors since December 1999. Since 1985, he has served as a partner and managing member of Domain Associates, L.L.C., a venture capital management company focused on life sciences. Dr. Blair also serves on the board of directors of Pharmion Corporation, a pharmaceutical company focused on hemotology and oncology, as well as several privately-held healthcare companies. Additionally, Dr. Blair serves on the board of directors of the Prostate Cancer Foundation, a philanthropic organization. Dr. Blair currently serves as an advisor to the Department of Molecular Biology at Princeton University and an advisor to the Department of Bioengineering at the University of Pennsylvania. He received a B.S.E. degree from Princeton University and an M.S.E. and Ph.D. degrees from the University of Pennsylvania.

Peter C. Farrell, Ph.D., AM

Peter C. Farrell, Ph.D., AM has served as a member of our board of directors since January 2005. Dr. Farrell is founding Chairman and Chief Executive Officer of ResMed, Inc., a leading developer and manufacturer of medical equipment for the diagnosis and treatment of sleep-disordered breathing. Dr. Farrell holds bachelor and masters degrees in chemical engineering from the University of Sydney and the Massachusetts Institute of Technology, a Ph.D. in bioengineering from the University of Washington, Seattle and a Doctor of Science from the University of New South Wales for research related to dialysis and renal medicine.

Lesley H. Howe

Lesley H. Howe has served as a member of our board of directors since February 2004. Mr. Howe has over 35 years of experience in accounting, finance and business management within a variety of industries. From December 2001 to present, he has served as Chief Executive Officer of Consumer Networks LLC, a San Diego-based Internet marketing and promotions company. From 1997 to December 2001, Mr. Howe was an independent financial and business consultant advising clients on acquisition due diligence and negotiation strategies, as well as financing strategies. From 1974 to 1997, he was an audit partner of KPMG Peat Marwick LLP, an international accounting and auditing firm, and had been employed by KPMG since 1967. He served as area managing partner/managing partner of the Los Angeles office of KPMG from 1994 to 1997. Mr. Howe currently serves on the board of directors of P.F. Chang’s China Bistro, Inc., an owner and operator of restaurants, and dj Orthopedics, Inc., a medical device company. Mr. Howe received a B.S. in business administration from the University of Arkansas.

Robert J. Hunt

Robert J. Hunt has served as a member of our board of directors since January 2005. Mr. Hunt is the co-founder of the Mercury Investment Group, an investment advisory firm established in 2002. Mr. Hunt also oversaw the finance team at AutoZone, Inc., for eight years, serving as Executive Vice President and Chief Financial Officer and Director prior to his retirement in 2002. Mr. Hunt previously held senior financial management positions at The Price Company, Malone & Hyde, Inc. and PepsiCo, Inc. He has also served as a director of SCB Computer Technology, Inc. Mr. Hunt holds bachelor and masters degrees from Columbia University and is a certified public accountant.

Hansen Yuan, M.D.

Hansen Yuan, M.D. has served as a member of our board of directors since September 2005. Dr. Yuan has been a Professor of Orthopedic and Neurological Surgery at the State University of New York, Upstate Medical University in Syracuse, New York since 1990. Dr. Yuan also served as President of the North American Spine

Society (NASS) from 1995 to 1996 and Second Vice President of NASS from 1993 to 1995. Dr. Yuan has served on the Associate Editorial Board at The Spine Journal since 2002 and the Department of Health and Human Services Orthopedic and Rehabilitation Devices Panel since 1994. Dr. Yuan holds an M.D. from the University of Michigan Medical School.

There are no family relationships among any of the Company’s directors or executive officers.

DIRECTOR NOMINATION

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board of Directors (the “Board”), the Nominating and Corporate Governance Committee (the “Nominating Committee”) considers the appropriate balance of experience, skills and characteristics required of the Board, seeks to insure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, and that members of the Company’s Audit Committee meet the financial literacy and sophistication requirements under the rules of the Nasdaq Stock Market (including that at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission). Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Stockholder Nominees.  The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for Annual Meeting to be held in 2007” below.

Process for Identifying and Evaluating Nominees.  The Nominating Committee believes the Company is well served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the Nominating Committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the Nominating Committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above. Board Nominees for the 2006 Annual Meeting.  Each of the nominees listed in this Proxy Statement are current directors standing for re-election.

DIRECTOR COMPENSATION

Non-employee directors receive a director fee from the Company for their services as members of the Board and any committee of the Board. The table below sets forth the annual and per meeting cash compensation amounts for Board and Board committee service of non-employee directors. Directors are also reimbursed for reasonable expenses in connection with attending Board and committee meetings.

Board or Committee	Annual Retainer	Per Meeting Compensation

Board of Directors	$25,000 to the Board Chairperson	$3,000 for the Chairperson
	$15,000 to each other director	$1,500 for other directors
$500 per meeting for all directors (in lieu of above amounts) for telephonic participation
Audit Committee	$20,000 to the Committee Chairperson	$2,000 for each member (including Committee Chairperson)
$10,000 to each other committee member
Compensation Committee	Not Applicable	$1,000 for each member (including Committee Chairperson)
Nominating & Corporate Governance Committee	Not Applicable	$1,000 for each member (including Committee Chairperson)

None of the above-referenced compensation is paid to any director who is also an employee of the Company.

The Company’s 2004 Equity Incentive Plan, or the 2004 Plan, provides for an automatic grant of an option to purchase 24,000 shares of the Company’s common stock (the “Initial Option”) to each non-employee director who first becomes a non-employee director after May 12, 2004. The 2004 Plan also provides for an automatic annual grant of an option to purchase 6,000 shares of our common stock (the “Annual Option”) to each non-employee director within 30 days after the date of each annual meeting of stockholders that occurs on or after May 12, 2004. However, a non-employee director granted an Initial Option on, or within a period of six months prior to, the date of the annual meeting of stockholders will not be granted an Annual Option with respect to that annual stockholders’ meeting.

In January 2005, we granted a non-statutory option to purchase 6,000 fully vested shares of the Company’s common stock at an exercise price of $10.08 per share to each of the following non-employee directors (each, a “Director Option”): Jack R. Blair, James C. Blair, Ph.D. and Lesley H. Howe. In addition, in January 2005, in connection with their joining our Board of Directors, we granted a non-statutory stock option to purchase up to 18,000 shares of the Company’s common stock at an exercise price of $10.08 per share to each of Peter C. Farrell, Ph.D. and Robert J. Hunt. We also granted a non-statutory stock option to purchase up to 18,000 shares of the Company’s common stock at an exercise price of $17.91 per share to Hansen A. Yuan, M.D., upon his joining our Board of Directors. Each of these option grants was in addition to the Initial Grant described below.

Each Director Option, Initial Option and Annual Option will have an exercise price equal to the fair market value of a share of our common stock on the date of grant and will have a term of ten years. Each Initial Option and Director Option will vest in 48 equal installments on each monthly anniversary of the date of grant of the option for so long as the non-employee director continuously remains a director of, or a consultant to, the Company. However, in the event of retirement of a non-employee director during the vesting period of his or her Director Option or Initial Option, the Director Option or Initial Option shall automatically vest on an accelerated basis to the extent it would have vested if the non-employee director had remained a director of, or consultant to, the Company through the end of the calendar year in which he or she retired. The remaining unvested shares, if any, will be forfeited and returned to the 2004 Plan. The Annual Option will vest and become exercisable in 12 equal installments on each monthly anniversary of the date of grant of the option for so long as the non-employee director continuously remains a director of, or consultant to, the Company. All automatic non-employee director options granted under the 2004 Plan will be non-statutory stock options. Options must be exercised, if at all, within three months after a non-employee director’s termination of service, except in the case of death, in which event the director’s estate shall have one year from the date of death to exercise the option. In no event, however, shall any option granted to a director be exercisable later than the expiration of the option’s term. In the event of the Company’s merger with another corporation or another change of control, all automatic non-employee director options will become fully vested and exercisable.

BOARD MEETINGS AND COMMITTEES

The Board met eight times during fiscal 2005 and action was taken via unanimous written consent four times. The Audit Committee met eight times. The Compensation Committee met five times and action was taken via unanimous written consent two times. The Nominating Committee met four times during fiscal 2005. Each member of the Board attended 75% or more of the Board meetings during 2005, and each member of the Board who served on either the Audit, Compensation or Nominating Committee attended at least 75% of the committee meetings during 2005.

The Board has determined that the following directors are “independent” under current Nasdaq Stock Market (“Nasdaq”) listing standards:

Jack R. Blair
James C. Blair, Ph.D.
Peter C. Farrell, PhD, AM
Lesley H. Howe
Robert J. Hunt
Hansen A. Yuan, M.D.

The Board of Directors has standing audit, compensation and nominating/corporate governance committees.

Audit Committee.  The Audit Committee currently consists of Lesley H. Howe (chairperson), Jack R. Blair and Robert J. Hunt. The Board has determined that all members of the Audit Committee are independent directors under the Nasdaq listing standards and each of them is able to read and understand fundamental financial statements. The Board has determined that Lesley H. Howe qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements and to address issues or complaints about the Company raised by stockholders. The responsibilities of the Audit Committee include appointing and providing the compensation of the independent registered public accounting firm to conduct the annual audit of our accounts, reviewing the scope and results of the independent audit, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee report is included in this Proxy Statement under the caption “Report of the Audit Committee.”

Compensation Committee.  The Compensation Committee currently consists of James C. Blair, Ph.D. (chairperson), Hansen A. Yuan, M.D., and Robert J. Hunt. The Board has determined that all members of the Compensation Committee are independent directors under the Nasdaq listing standards. The Compensation Committee administers the Company’s benefit and stock plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. The Compensation Committee report is included in this Proxy Statement under the caption “Compensation Committee Report on Executive Compensation.”

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee currently consists of Jack R. Blair (chairperson), Peter C. Farrell, Ph.D., AM and Hansen A. Yuan, M.D., each of whom the Board has determined is an independent director under the Nasdaq listing standards. The Nominating and Corporate Governance Committee’s responsibilities include recommending to the Board of Directors nominees for possible election to the Board and providing oversight with respect to corporate governance and succession planning matters. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available to the public at the Company’s website at www.nuvasive.com.

COMMUNICATIONS WITH DIRECTORS

Any stockholder who desires to contact any member of the Board or management can write to:

NuVasive, Inc.
Attn: Investor Relations
4545 Towne Centre Court
San Diego, CA 92121

or send an e-mail to investorrelations@nuvasive.com.

Your letter should indicate that you are a stockholder of the Company. Depending on the subject matter, our investor relations personnel will:

•	forward the communication to the director or directors to whom it is addressed;

•	forward the communication to the appropriate management personnel;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock- related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

The Company has a policy of encouraging all directors to attend the annual stockholder meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation Committee is currently an officer or employee of the Company. There is no interlocking relationship between any of our executive officers and our Compensation Committee, on the one hand, and the executive officers and compensation committee of any other companies, on the other hand, nor has any such interlocking relationship existed in the past.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to all officers and employees, including its principal executive officer, principal financial officer and controller. This code of ethics is included as Section 2 of the Company’s Code of Conduct posted on the Company’s website at www.nuvasive.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of February 28, 2006 (or such other date as provided below) based on information available to us and filings with the Securities and Exchange Commission by (a) each person known to the Company to own more than 5% of the outstanding shares of our common stock, (b) each director and nominee for director of the Company, (c) the Company’s Chief Executive Officer and each other named executive officer and (d) all directors and executive officers as a group. Each stockholder’s percentage ownership is based on 32,985,613 shares of our common stock outstanding as of

February 28, 2006. The information in this table is based solely on statements in filings with the Securities and Exchange Commission (the “SEC”) or other reliable information.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(2)	Class

Principal Stockholders
FMR Corp.(3)	3,247,840	9.8%
82 Devonshire Street Boston, MA 02109
Caisse de dépôt et placement du Québec	2,048,081	6.2%
Centre CDP Capital 1000 Place Jean-Paul Riopelle Montreal, Quebec Canada H2Z 2B3
Kopp Investment Advisors, LLC(4)	1,928,944	5.8%
7701 France Avenue South, Suite 500 Edina, MN 55435
Directors and Executive Officers
Alexis V. Lukianov(5)	879,821	2.7%
Jack R. Blair(6)	68,990	*
James C. Blair, Ph.D.(7)	572,714	1.7%
Peter C. Farrell, Ph.D, AM(8)	30,875	*
Lesley H. Howe(9)	57,500	*
Robert J. Hunt(10)	32,875	*
Hansen Yuan, M.D.(11) )	21,375	*
Keith C. Valentine(12)	264,088	*
Kevin C. O’Boyle(13)	203,729	*
Patrick Miles(14)	202,849	*
James J. Skinner(15)	106,500	*
All directors and executive officers as a group (15 persons)(16)	2,601,464	7.9%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o NuVasive, Inc., 4545 Towne Centre Court, San Diego, CA 92121.

(2)	Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options or warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from February 28, 2006 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(3)	Based solely upon Amendment No. 1 to a Schedule 13G jointly filed on February 14, 2006 by FMR Corp. and Edward C. Johnson III (the “FMR Reporting Persons”) containing information as of December 31, 2005, Fidelity Management & Research Company (“Fidelity”), a registered investment adviser and wholly-owned subsidiary of FMR Corp. is the beneficial owner of 3,247,840 shares as a result of acting as investment adviser to various investment companies. Fidelity Aggressive Growth Fund, one of the investment companies, beneficially owns 2,206,640 of the shares. Each of the FMR Reporting Persons, through its control of Fidelity, has sole power to dispose of the 3,247,840 shares, but neither FMR Reporting Person has the sole power to vote or direct the voting of the 3,247,840 shares; such power resides with the individual funds’ boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ boards of trustees.

(4)	Based solely upon a Schedule 13G jointly filed on January 24, 2006 by Kopp Investment Advisors, LLC, Kopp Holding Company, LLC, Kopp Holding Company and LeRoy C. Kopp (the “Kopp Reporting Persons”) containing information as of December 31, 2005, the Kopp Reporting Persons are the beneficial owners of an aggregate of 1,928,944 shares. Kopp Investment Advisors, LLC, a registered investment adviser and wholly-owned subsidiary of Kopp Holding Company, LLC, has sole voting power over 1,719,684 shares, sole dispositive power with respect to 400,000 shares and shared dispositive power with respect to 1,524,044 shares. Although Kopp Investment Advisors, LLC exercises investment discretion as to the 1,524,044 shares, it disclaims ownership of them. Mr. Kopp has sole voting and dispositive power over 4,900 shares. Mr. Kopp controls Kopp Holding Company, LLC through Kopp Holding Company.

(5)	Includes 634,453 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2006.

(6)	Includes 67,500 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2006.

(7)	Consists of an aggregate of 527,214 shares beneficially owned by Domain Partners IV, L.P., DP IV Associates, L.P., Domain Associates L.L.C., and One Palmer Square Associates IV, L.L.C. (the “Domain Funds”) and 45,500 shares subject to options beneficially owned by James C. Blair, Ph.D. that are currently exercisable or exercisable within 60 days of February 28, 2006. Dr. Blair is a managing member of Domain Associates, L.L.C. and One Palmer Square Associates IV, L.L.C., which is the general partner of Domain Partners IV, L.P. and DP IV Associates, L.P. Domain Partners IV, L.P. has sole voting and dispositive power over 500,955 shares, DP IV Associates, L.P. has sole voting and dispositive power over 8,919 shares, Domain Associates L.L.C. has sole voting and dispositive power over 8,000 shares and One Palmer Square Associates IV, L.L.C. has sole voting and dispositive power over 9,340 shares. The beneficial ownership of Domain Partners IV, L.P., DP IV Associates, L.P. and Domain Associates L.L.C. is based solely upon a Schedule 13G jointly filed on January 19, 2006, containing information as of December 31, 2005. Dr. Blair disclaims beneficial ownership of the shares owned by the Domain Funds except to the extent of his proportionate pecuniary interest therein.

(8)	Consists of 30,875 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2006.

(9)	Includes 54,500 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2006.

(10)	Includes 30,875 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2006.

(11)	Consists of 21,375 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2006.

(12)	Includes 127,084 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2006.

(13)	Includes 202,896 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2006.

(14)	Includes 138,833 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2006.

(15)	Consists of 106,500 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2006.

(16)	Includes 1,611,694 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2006. See note 7 regarding shares attributed to Dr. Blair.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Set forth below are the name, age, position, and a brief account of the business experience of each of our executive officers and significant employees:

Name	Age	Position

Alexis V. Lukianov	50	Chief Executive Officer and Chairman of the Board
Keith C. Valentine	38	President
Kevin C. O’Boyle	50	Chief Financial Officer and Executive Vice President
Patrick Miles	40	Senior Vice President of Marketing
Jeffrey Rydin	39	Senior Vice President of U.S. Sales
Jason M. Hannon	34	Vice President of Legal Affairs and Secretary
G. Bryan Cornwall, Ph.D., P.Eng	41	Vice President of Research and Development
Jonathan D. Spangler	38	Vice President and Chief Patent Counsel
James J. Skinner	44	Vice President of Strategic Sales Development

Alexis V. Lukianov has served as our Chief Executive Officer, and as one of our directors since July 1999, and as Chairman of our board of directors since February 2004. Mr. Lukianov has over 20 years of experience in the orthopedic industry with 15 years in senior management. From April 1996 to April 1997, Mr. Lukianov was a founder of and served as Chairman of the Board and Chief Executive Officer of BackCare Group, Inc., a spine physician practice management company. From January 1990 to October 1995, Mr. Lukianov held various positions with Sofamor Danek, Inc., a developer and manufacturer of medical devices to treat disorders of the cranium and spine, and a subsidiary of Medtronic, Inc., a publicly traded medical technology company, and various of its predecessor entities, including as Vice President, Marketing, Senior Vice President, Sales and Marketing, President and Executive Vice President, Global Corporate Development.

Keith C. Valentine has served as our President since December 2004. Between January 2002 and December 2004 he served as our Executive Vice President. Prior to that, he served as our Vice President of Marketing from January 2001 to January 2002. From January 2000 to December 2000, Mr. Valentine served as Vice President of Marketing at ORATEC Interventions, Inc., a medical device company which was acquired by Smith & Nephew plc, also a medical device company, in 2002. From January 1992 to January 2000, Mr. Valentine served in various capacities at Medtronic Sofamor Danek, including Vice President of Marketing for the Rods Division and Group Director for the BMP Biologics program, the Interbody Sales Development effort and International Sales and Marketing. Mr. Valentine received a B.B.A. in Management and Biomedical Sciences from Western Michigan University.

Kevin C. O’Boyle has served as our Chief Financial Officer since January 2003 and our Executive Vice President since December 2004. From December 1996 to December 2002, Mr. O’Boyle served in various positions at ChromaVision Medical Systems, Inc., a publicly traded medical device firm specializing in the oncology market, including as its Chief Financial Officer and Chief Operating Officer. From December 1989 to November 1996, Mr. O’Boyle held various positions with Albert Fisher North America, Inc., a publicly traded international food company, including Chief Financial Officer and Senior Vice President of Operations. Mr. O’Boyle is a CPA and received a B.S. in Accounting from the Rochester Institute of Technology and successfully completed the Executive Management Program at the University of California at Los Angeles, John E. Anderson Graduate Business School.

Patrick Miles has served as our Senior Vice President of Marketing since December 2004. Prior to that he served as our Vice President, Marketing from January 2001 to December 2004. From April 2000 to January 2001, Mr. Miles served as Director of Marketing for ORATEC Interventions, Inc., a medical device company. From June 1997 to March 2000, he served as a Director of Marketing for Minimally Invasive Systems and Cervical Spine Systems for Medtronic Sofamor Danek. Mr. Miles received a B.S. in Finance from Mercer University.

Jeffrey P. Rydin has served as our Senior Vice President of U.S. Sales since December 2005. Prior to joining us, from January 2003 to December 2005, Mr. Rydin served as Area Vice President for DePuy Spine, Inc., a global designer, manufacturer and supplier of spinal devices and subsidiary of Johnson & Johnson, and as such he was responsible for building DePuy’s Southeastern U.S. sales team. From December 2001 to January 2003, Mr. Rydin served as Vice President of Sales at Orquest, Inc., a developer of biologically-based implants for orthopaedics and spine surgery, which was acquired by DePuy in January 2003. From April 2000 to December 2001, Mr. Rydin served as Director of Sales at Symphonix Devices, Inc., a hearing technology company. From October 1996 to March 2000, he served as Director of Sales at General Surgical Innovations, Inc., a developer, manufacturer, and marketer of tissue dissection systems for minimally invasive surgical procedures, which was acquired by Tyco International Ltd. in November 1999. Mr. Rydin holds a B.A. in Social Ecology from the University of California, Irvine.

Jason M. Hannon has served as our Vice President of Legal Affairs and Secretary since June 2005. From February 2003 to April 2005, Mr. Hannon practiced corporate law at the law firm of Heller Ehrman LLP, specializing in mergers and acquisitions, public and private financing, licensing arrangements and corporate governance matters. From September 1999 to February 2003, Mr. Hannon practiced law at the law firm of Brobeck Phleger & Harrison LLP where he had a similar corporate practice. Mr. Hannon also served as a law clerk to the Honorable Jerome Farris of the U.S. Court of Appeals for the Ninth Circuit. Mr. Hannon is licensed to practice law in the State of California. Mr. Hannon received a B.A. degree from the University of California at Berkeley and a J.D. from Stanford Law School.

G. Bryan Cornwall, Ph.D., P.Eng. has served as our Vice President of Research and Development since January 2004. He also served in various capacities with us from April 1999 to February 2000, including as a Manger of Research and as a Project Engineer. Prior to re-joining us, from February 2000 to January 2004, Dr. Cornwall served in various capacities at MacroPore Biosurgery, Inc., a developer and manufacturer of medical devices and therapies, including as its Vice President of Research & Technology and as a Director of Research. From February 1998 to April 1999, Dr. Cornwall served as Senior Product Engineer at DePuy ACE, Inc., a designer and manufacturer of orthopedic trauma devices and a subsidiary of Johnson & Johnson Corporation, a manufacturer of healthcare and hygiene products. Dr. Cornwall received a B.S. in Mechanical Engineering, a Masters of Applied Science in Material Science and a Ph.D. in Mechanical Engineering specializing in Orthopaedic Biomechanics from Queen’s University, Ontario, Canada.

Jonathan D. Spangler has served as our Chief Patent Counsel since September 2001 and our Vice President since December 2004. From August 1999 to August 2001, he served as Chief Patent Counsel for A-Med Systems, Inc., a privately held medical technology company. From September 1997 to July 1999, Mr. Spangler practiced law at the law firm of Arnold White & Durkee, specializing in patent and trade secret litigation involving medical devices. From June 1995 to September 1997, Mr. Spangler practiced with the law firm of Haugen & Nikolai, specializing in patent prosecution involving medical devices. Mr. Spangler also worked at the U.S. Patent and Trademark Office as an entry level examiner. Mr. Spangler is licensed to practice law in the States of California and Minnesota and before the U.S. Patent and Trademark Office. Mr. Spangler received a B.S. degree in Biomedical Engineering from Marquette University and a J.D. from the University of Dayton School of Law.

James J. Skinner has served as our Vice President of Strategic Sales Development since December 2005. Prior to that he served as our Vice President, Sales from January 2004 to December 2005. From August 2002 to December 2003, he served as Vice President of Sales for Surgicon, Inc., a medical device manufacturer. From November 2001 to July 2002, he served as Senior Director, Neurosurgery Applications at Stereotaxis, Inc., a medical technology company. From 1994 to April 2001, Mr. Skinner served in various capacities at Medtronic Sofamor Danek USA, Inc., including as a Regional Sales Director for Spinal Implants and Group Director of Sales of Surgical Navigation Technologies. Mr. Skinner received a B.S. in Biology from Northeastern Illinois University.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the last fiscal year, there has not been nor are there currently proposed any transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the following transactions:

Issuances of Options

In 2005 we granted options to purchase an aggregate of 384,000 shares of our common stock to our directors, executive officers and holders of more than 5% of our outstanding voting securities at a weighted average exercise price of $15.49 per share.

The exercise price per share of underlying common stock for each of our options issued to such parties was equal to the fair market value per share of our common stock on the date of grant.

Employment Agreements

In December 2005, we entered into employment agreements with Jeffrey P. Rydin, our Senior Vice President of U.S. Sales, and Jason M. Hannon, our Vice President of Legal Affairs. Information on these employment agreements is located under the caption, “Employment and Change of Control Agreements” below.

Relationship with William Blair & Company, L.L.C.

William Blair & Company, L.L.C. was one of the underwriters in the public offering of our common stock completed in February 2006 and received a commission from us in connection with that offering. At the time of the offering, William Blair & Company, L.L.C. was the beneficial owner of more than 5% of our common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of reports provided to the Company pursuant to Rule 16a-3(e) of the Exchange Act and representations of such reporting persons, the Company believes that during fiscal year 2005, such SEC filing requirements were satisfied, with the exception of one Form 3 and one Form 4 for Hansen A. Yuan, M.D. which were filed late.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of NuVasive’s equity compensation plans in effect as of December 31, 2005:

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to		Weighted Average	Equity Compensation
	be Issued Upon Exercise		Exercise Price of	Plans (excluding
	of Outstanding Options,		Outstanding Options,	securities reflected in
	Warrants and Rights		Warrants and Rights	column (a)
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by stockholders	3,279,199	(1)	$8.21	811,682	(2)
Equity compensation plans not approved by stockholders	—		—	—
Total:	3,279,199		$8.21	811,682

(1)	Consists of shares subject to outstanding options under our 1998 Stock Option/Stock Issuance Plan and our 2004 Equity Incentive Plan.

(2)	Consists of shares available for future issuance under our 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan. As of December 31, 2005, an aggregate of 405,233 shares of common stock were available for issuance under the 2004 Equity Incentive Plan and 406,449 shares of common stock were available for issuance under the 2004 Employee Stock Purchase Plan. The 2004 Equity Incentive Plan contains a provision for an automatic increase in the number of shares available for grant each January until and including January 1, 2014, subject to certain limitations, by a number of shares equal to the least of: 1) 4% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31, 2) 4,000,000 shares, or 3) a number of shares set by our Board of Directors. The 2004 Employee Stock Purchase Plan contains a provision for an automatic increase in the number of shares available for grant each January until and including January 1, 2014, subject to certain limitations, by a number of shares equal to the least of: 1) 1% of the number of shares of our common stock outstanding on that date, 2) 600,000 shares, or 3) a lesser number of shares determined by our Board of Directors

EXECUTIVE COMPENSATION

The following table sets forth all compensation earned during the years ended December 31, 2003, 2004 and 2005 by our Chief Executive Officer and our four other most highly compensated executives whose total compensation exceeded $100,000 in the year ended December 31, 2005. These five officers are referred to as the named executive officers in this Proxy Statement. The compensation described in this table does not include medical, group life insurance, or other benefits which are available generally to all of our salaried employees.

Summary Compensation Table

	Annual Compensation					Long Term Compensation
				Other Annual		Securities	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)		Underlying Options	Compensation(2)

Alexis V. Lukianov,	2005	$400,000	$320,000	—		—	1,680
Chairman and CEO	2004	388,512	233,107	1,435,427	(3)	525,480	1,839
	2003	370,008	131,250	49,030	(4)	80,000	1,440
Keith C. Valentine,	2005	290,000	179,500	—		—	1,680
President	2004	262,495	157,498	97,150	(5)	215,000	1,452
	2003	249,996	56,250	—		20,000	1,391
Kevin C. O’Boyle,	2005	265,000	152,500	—		—	1,680
Executive Vice President	2004	236,250	141,750	72,234	(6)	160,000	1,328
and Chief Financial	2003	220,817	56,250	24,433	(6)	160,000	1,296
Officer
Patrick Miles,	2005	235,004	137,500	—		—	1,680
Senior Vice President,	2004	210,004	115,502	47,820	(7)	153,000	1,022
Marketing	2003	200,004	48,750	—		20,000	835
James J. Skinner,	2005	214,917	81,000	—		—	1,579
Vice President,	2004	225,000	123,750	36,817	(8)	178,000	1,296
Strategic Sales	2003	—	—	—		—	—

(1)	In accordance with the rules of the SEC, certain other annual compensation is not disclosed in this column for 2005 because other compensation received by the named executive officer does not exceed the lesser of $50,000 or 10% of such officer’s salary and bonus disclosed in this table.

(2)	Represents premium payments made for term life insurance policies in the amount of four times the officer’s annual salary up to $1,000,000. There is no cash surrender value under the insurance policies.

(3)	Represents loan forgiveness and reimbursement for taxes with respect to loans which were forgiven in February and March 2004. In February 2004, pursuant to a bonus agreement entered into with Mr. Lukianov in February 2000, we forgave a loan to Mr. Lukianov in the principal amount of $500,000 plus accrued interest, which was evidenced by a note and bore interest at a fixed annual rate of 6.56%, with the interest compounded annually. Pursuant to such bonus agreement, we also assumed and paid withholding obligations of approximately $653,000 arising from our forgiveness of the loan and the payment of such withholding obligations. In March

2004, we forgave a loan to Mr. Lukianov in the principal amount of $185,212 plus accrued interest, which was evidenced by a full recourse promissory note that bore interest at a fixed annual rate of 6.0%, with interest compounded annually, and was secured by a pledge of the shares of our common stock Mr. Lukianov purchased pursuant to a stock pledge agreement with us executed in July 2002.

(4)	Represents reimbursement for taxes owed with respect to a loan we made to Mr. Lukianov in February 2000 in connection with a bonus agreement entered into between the Company and Mr. Lukianov. See footnote (3) above for additional detail.

(5)	Represents loan forgiveness of $97,150 with respect to a loan which was forgiven in March 2004. The loan was evidenced by a full recourse promissory note that bore interest at a fixed annual rate of 6.0%, with interest compounded annually, and was secured by a pledge of the shares of our common stock Mr. Valentine purchased pursuant to a stock pledge agreement with us executed in July 2002.

(6)	Represents reimbursement for relocation expenses.

(7)	Represents loan forgiveness of $47,820 with respect to a loan which was forgiven in March 2004. The loan was evidenced by a full recourse promissory note that bore interest at a fixed annual rate of 6.0%, with interest compounded annually, and was secured by a pledge of the shares of our common stock Mr. Miles purchased pursuant to a stock pledge agreement with us executed in July 2002.

(8)	Mr. Skinner joined the company in January 2004. Represents reimbursement for relocation expenses.

Options Granted In Last Fiscal Year

No stock options or stock appreciation rights were granted to the named executive officers in fiscal year 2005.

Aggregated Option Exercises in 2004 and Fiscal Year-End Option Values

The following table shows information concerning options to purchase shares of our common stock that were exercised by the named executive officers during fiscal year 2005 and the number and value of unexercised in-the-money options held by each of the named executive officers at December 31, 2005. The fiscal year-end value of unexercised in-the-money options listed below has been calculated on the basis of the closing sale price of our common stock as of December 30, 2005, less the applicable exercise price per share, multiplied by the number of shares underlying such options. The closing price of our common stock on December 30, 2005 was $18.10 per share. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

			Number of Unexercised		Value of Unexercised In-the
	Shares Acquired	Value	Options at 12/31/05		Money Options at 12/31/05
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Lukianov, Alexis V	—	$—	620,663	44,817	$8,649,502	$385,426
Valentine, Keith C	—	$—	155,000	72,500	$1,903,875	$623,500
O’Boyle, Kevin C	30,000	$285,4506	203,730	30,937	$3,062,914	$266,058
Miles, Patrick	—	$—	133,417	29,583	$1,742,086	$254,414
Skinner, James J	56,000	$836,790	107,833	14,167	$1,513,864	$121,836

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. Such agreements require us, among other things, to indemnify our officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

Employment and Change of Control Agreements

In July 1999, we entered into and, in January 2004, subsequently amended an employment agreement with Alexis V. Lukianov, our current Chief Executive Officer and Chairman of our board of directors. Under this agreement, Mr. Lukianov was originally granted stock options to purchase 184,800 shares of our common stock at an exercise price of $0.25 per share, subject to certain vesting requirements. In the event that Mr. Lukianov’s employment is terminated without cause prior to a change of control or sale of our company, we are required to pay him an amount equal to his compensation earned with respect to the most recently completed calendar year. In addition, in the event that Mr. Lukianov is terminated without cause or constructively terminated following a change of control or sale of our company, we are required to pay him an amount equal to up to two hundred percent of his compensation earned with respect to the most recently completed calendar year. All of Mr. Lukianov’s unvested stock options will vest immediately in the event that our stock options are not assumed by an acquiror upon a change of control or sale of our company. Mr. Lukianov’s current annual salary is approximately $400,000. Pursuant to the agreement, Mr. Lukianov was reimbursed for approximately $120,000 of moving and related expenses in connection with his relocation to San Diego, California.

In December 2002, we entered into and, in January 2004, subsequently amended an employment agreement with Kevin C. O’Boyle to serve as our Chief Financial Officer. Under this agreement, Mr. O’Boyle was originally granted stock options to purchase 160,000 shares of our common stock at an exercise price of $0.63 per share, subject to certain vesting requirements. In the event that Mr. O’Boyle’s employment is terminated without cause prior to a change in control or sale of our company, we are required to pay him an amount equal to his compensation earned with respect to the most recently completed calendar year. In addition, in the event that Mr. O’Boyle is terminated without cause or constructively terminated following a change of control or sale of our company, we are required to pay him an amount equal to up to one hundred and fifty percent of his compensation earned with respect to the most recently completed calendar year. All of Mr. O’Boyle’s unvested stock options will vest immediately in the event that our stock options are not assumed by an acquiror upon a change of control or sale of our company. Mr. O’Boyle’s current annual salary is approximately $275,000. Pursuant to the agreement, Mr. O’Boyle was reimbursed for approximately $96,667 of moving and related expenses in connection with his relocation to San Diego, California and was granted a minimum bonus of $30,000 upon the completion of his first full year of service to our company.

We entered into employment agreements with each of the following members of our management team: Keith Valentine, Patrick Miles, James J. Skinner, G. Bryan Cornwall, Jonathan D. Spangler, Jeffrey P. Rydin and Jason M. Hannon. These agreements each provide that in the event the employee is terminated without cause prior to a change of control or sale of our company, we are required to pay such employee an amount equal to seventy-five percent of his compensation earned with respect to the most recently completed calendar year. In addition, these agreements each provide that in the event the employee is terminated without cause following a change of control or sale of our company, we are required to pay such employee an amount equal to up to one hundred percent of such employee’s compensation earned with respect to the most recently completed calendar year.

Other Agreements

All of our current employees and consultants have entered into agreements with us relating to the protection of our confidential information and the assignment of inventions.

Other than those employees covered by employment agreements, none of our employees are employed for a specified term and each employee’s employment with us is subject to termination at any time by either party for any reason, with or without cause.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Each member of the Compensation Committee of the Board is independent in accordance with the Nasdaq listing standards. The Compensation Committee is responsible for administering the Company’s benefit plans, reviewing and administering all compensation arrangements for executive officers and establishing and reviewing general policies relating to the compensation and benefits of our officers and employees.

Overview of Compensation Philosophy and Program

The Compensation Committee’s objectives with respect to the Company’s executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential, and to establish and maintain a strong link between stockholder value and executive compensation.

To achieve its objectives, the Compensation Committee reviews executive officers’ assignments, responsibilities and performance. The committee makes recommendations to the Board regarding executive compensation design, salaries and incentive compensation opportunities, and performance objectives and awards.

Each year the Compensation Committee conducts a full review of the Company’s executive compensation program, including a competitive analysis of salary, bonus, internal equity, equity ownership and long term incentive compensation. Periodically this process includes a review and competitive analysis performed by an independent compensation consultant. Such a thorough review was undertaken by the Compensation Committee in 2005 and is reflected in the decisions implemented in 2006. Based upon its deliberations, the Compensation Committee believes that the Company’s executive compensation practices provide an overall level of compensation that is competitive with the level of compensation of companies of similar size, complexity, revenues and growth potential, and that its executive compensation practices also recognize the caliber, level of experience and performance of the Company’s management.

Elements of the Executive Compensation Program

Base salary.  Amounts paid as base salary are determined on the basis of an executive officer’s knowledge, experience and qualifications, performance, level of responsibility, the financial performance of the Company, and the general salary practices of peer companies. The Compensation Committee annually reviews the base salaries of the executive officers and makes recommendations to the Board regarding appropriate adjustments to base salaries based on consideration of the factors discussed above. The weight given to each such factor by the Compensation Committee may vary with each individual.

Cash Bonus.  The Compensation Committee believes cash incentive awards serve to motivate the Company’s executive officers to meet annual performance goals. Bonuses are determined by the Compensation Committee, with advice from Company management, based upon the Compensation Committee’s assessment of the individual’s contributions during the year, compared to, but not limited to, a list of individualized goals previously approved by management and the Compensation Committee. In determining bonuses for 2005, the Compensation Committee considered, in addition to the individualized goals, the Company’s financial performance and progress in the development, marketing and sale of Company products.

Long-Term Incentive Awards.  Long-term incentive awards are made under the 2004 Equity Incentive Plan (the “Plan”). The Compensation Committee may grant stock options, stock appreciation rights, stock awards or cash awards under the Plan. The Company’s long-term incentive awards have been primarily in the form of stock option awards. Stock options are a fundamental element in the Company’s executive compensation program because they emphasize long-term performance, as measured by creation of stockholder value, and foster a commonality of interest between stockholders and employees. In determining the size of an option grant to an executive officer, the Compensation Committee considers competitive factors, the executive officer’s achievement of pre-established goals and the executive officer’s potential for continued sustained contributions to the Company’s success. The Compensation Committee generally awards options to officers upon commencement of employment and at regular intervals, but other awards may be made as well. To encourage long-term performance, stock options typically vest over a four-year period. The Compensation Committee regularly analyzes whether stock options are the appropriate vehicle for encouraging long-term performance.

Employee Stock Purchase Plan.  Under the Company’s employee stock purchase plan, all eligible employees of the Company, including executive officers, may purchase a limited number of shares of common stock through payroll deductions. Offerings under the plan occur over a six-month period. Shares are purchased at a price equal to 85% of the lower of the fair market value of the common stock on the first or last day of the offering period.

Other Forms of Compensation.  Additionally, the Company has also compensated some executive officers through forgiveness of indebtedness. This indebtedness predates the Company being a public company. The Compensation Committee has not in the past granted restricted stock or used other forms of long-term equity-based incentives, other than option grants, but are evaluating their use for future periods.

Chief Executive Officer Compensation

Mr. Lukianov has served as our Chief Executive Officer since July 1999. During 2005, Mr. Lukianov received a base salary of $400,000, which was an $11,488 increase over his base salary for fiscal year 2004. The Compensation Committee used the executive compensation practices described above, including consideration of Mr. Lukianov’s responsibilities and past performance and salaries paid to CEOs of other companies in the Company’s geographic area and industry, to make its recommendation to the Board for Mr. Lukianov’s 2005 base salary.

Mr. Lukianov’s cash bonus for 2005 was $320,000. In making this award, the Compensation Committee relied upon the Company’s achievement of strategic, financial and operating objectives, as well as peer and comparable compensation data.

No stock options, or other equity incentives, were granted to Mr. Lukianov in 2005.

Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code generally limits the tax deductions a public corporation may take for compensation paid to its five most highly compensated executive officers to $1 million per executive per year. Performance-based compensation tied to attainment of specific goals is excluded from the limitation. The Company’s stockholders have previously approved the Plan, qualifying stock options and stock appreciation rights under this Plan as performance-based compensation exempt from Section 162(m) limits. Other awards under this Plan also may qualify as performance-based compensation in the discretion of the Compensation Committee.

This report on executive compensation for 2005 is provided by the undersigned members of the Compensation Committee of the Board.

James C. Blair, Ph.D. (Chairperson)
Robert J. Hunt
Hansen A. Yuan, M.D.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent registered public accounting firm. The Audit Committee consists of three members, each of whom meets the independence and qualification standards for audit committee membership set forth in the listing standards provided by Nasdaq.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting and Management’s assessment thereof. The Audit Committee appointed Ernst & Young LLP to audit the Company’s financial statements and the effectiveness of the related systems of internal control over financial reporting for the 2005 year.

In fiscal 2005, management completed the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting. The Audit Committee is kept apprised of the progress of the evaluation and provides oversight and advice to management. In connection with this oversight, the Committee receives periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. The Committee also holds regular private sessions with Ernst & Young to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Committee with and the Committee reviews a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC, as well as Ernst & Young LLP ’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K.

The Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm Ernst & Young LLP. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Fees for Professional Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2005 and 2004.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2005 with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm;

•	discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

•	reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining their independence;

•	based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2005 Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission; and

•	instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee met eight times in 2005. This report for 2005 is provided by the undersigned members of the Audit Committee of the Board.

Jack R. Blair
Lesley H. Howe (Chairperson)
Robert J. Hunt

Principal Accountant Fees and Services

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and is asking the stockholders to ratify this appointment.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

The following table presents the fees for professional audit services rendered by Ernst & Young LLP for fiscal years 2004 and 2003, and fees billed for other services rendered by Ernst & Young LLP for fiscal years 2005 and 2004.

	Fiscal Year	Fiscal Year
	2005	2004

Audit Fees(1)	$726,948	$820,576
Audit-related Fees(2)	—	—
Tax Fees	—	—
All Other Fees(3)	267,930	2,020
Total	$994,878	$822,596

(1)	Audit Fees represent fees and out of pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements, review of registration statements on Forms S-3 and S-8, and audit services provided in connection with other regulatory filings. These fees included $50,000 incurred in 2005 in connection with the secondary public offering completed in February 2006, and $612,869 incurred in 2004 in connection with the Company’s initial public offering completed in May 2004.

(2)	Audit Related Fees consist of fees billed in the indicated year for assurance and related services that are reasonably related to the performance of the audit or review of financial statements but not listed as “Audit Fees.”

(3)	Includes amounts billed and related out of pocket expenses for services rendered during the year. During the fiscal year ended December 31, 2005, these fees also included assurance and related services associated with potential and completed asset acquisition transactions.

All fees paid to Ernst & Young LLP for 2005 were pre-approved by the Audit Committee.

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for the Company’s common stock since May 13, 2004 (the date on which the Company’s common stock was first registered under Section 12 of the Exchange Act) to the cumulative return over such period of (i) The Nasdaq Stock Market Composite Index, and (ii) NASDAQ Medical Equipment Index. The graph assumes that $100 was invested on the date on which the Company completed the initial public offering of its common stock, in the common stock and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG NUVASIVE, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ MEDICAL EQUIPMENT INDEX

*	$100 invested on May 13, 2004 in stock or index — including reinvestment of dividends.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of two Class II directors to serve for a three-year term until the annual meeting of stockholders in 2009 and until their successors are elected and qualified. The Board of Directors has unanimously nominated Peter C. Farrell, Ph.D., AM and Lesley H. Howe for election to the Board of Directors as Class II directors. The nominees have indicated that they are willing and able to serve as directors. If Peter C. Farrell, Ph.D., AM or Lesley H. Howe becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The proxies being solicited will be voted for no more than two nominees at the Annual Meeting. The Class II directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

The Board of Directors recommends a vote “for” the election of Peter C. Farrell, Ph.D., AM and Lesley H. Howe as Class II directors.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Peter C. Farrell, Ph.D., AM and Lesley H. Howe.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “for” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “Street-Name Stockholder”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such Street-Name Stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 4545 Towne Centre Court, San Diego, CA 92121. The voting instruction sent to a Street-Name Stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING TO BE HELD IN 2007

The Company’s Bylaws provide that advance notice of a stockholder’s proposal must be delivered to the Secretary of the Company at the Company’s principal executive offices not later than one hundred twenty (120) days prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be a reasonable time prior to the planned mailing of the proxy materials by the Company. Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholder and such beneficial owner.

A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the Annual Meeting of Stockholders to be held in 2007 must submit such proposals so as to be received by the Company at 4545 Towne Centre Court, San Diego, CA 92121, on or before December 22, 2006.

By Order of the Board of Directors

Chief Executive Officer and Chairman of the Board

San Diego, California
April 24, 2006

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

NUVASIVE, INC.
Proxy Solicited by the Board of Directors
for the Annual Meeting of Stockholders
to be Held May 24, 2006
     The undersigned hereby appoints Alexis V. Lukianov and Kevin C. O’Boyle or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Nuvasive, Inc. (the “Company”) to be held on May 24, 2006 at 8:00 a.m., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.
1. To elect Peter C. Farrell, Ph.D., AM and Lesley H. Howe as Class II directors, to hold office until the 2009 Annual Meeting of Stockholders and until their successors are elected and qualified, the nominees listed below:

☐	FOR	☐	WITHHOLD AUTHORITY
	All nominees listed		to vote (as to all nominees)
(except as indicated below)
To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.
2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

☐ For	☐ Against	☐ Abstain
3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.
Signature(s) of Stockholder(s)
Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.
Date:                     , 2006
PLEASE COMPLETE, DATE AND SIGN THIS PROXY
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.